Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           COMMUNITY BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)


          South Carolina                                         57-0966962
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

               791 Broughton St., Orangeburg, South Carolina 29115
              (Address of principal executive offices and zip code)

                           COMMUNITY BANKSHARES, INC.
                             1997 STOCK OPTION PLAN
                              (Full title of Plan)


           William W. Traynham                   Copies to:
       Community Bankshares, Inc.                George S. King, Jr., Esquire
              President and                      Suzanne Hulst Clawson, Esquire
         Chief Financial Officer                 Haynsworth Sinkler Boyd, P.A.
           791 Broughton Steet                   1426 Main Street, Suite 1200
    Orangeburg, South Carolina 29115             Columbia, South Carolina 29201
(Name and address of agent for service)
                                                         (803) 779-3080
             (803) 535-1060
      (Telephone number, including
    area code, of agent for service)


                                          Calculation of Registration Fee
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                                                                                     Proposed
                                                           Proposed                   maximum
  Title of securities          Amount to be            maximum offering         aggregate offering            Amount of
   to be registered          registered(1)            price per share(2)             price(2)              registration fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     no par value             300,000 shares              $17.45                  $5,235,000.00               $663.27

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(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the shares reported by the American Stock Exchange on August 5, 2004.
                                                         Exhibit Index on page 6

                                     PART I

         This registration statement relates to registration of 300,000 additional shares of common stock, which are reserved for issuance pursuant to the Registrant's 1997 Stock Option Plan. Registraton statements have previously been filed with respect to other shares of the Registrant's common stock reserved for issuance under the same stock option plan. The contents of such earlier registration statements, File No. 333-29951, filed June 25, 1997, File No. 333-78867, filed May 20, 1999, and File No. 333-63598, filed June 22, 2001, are hereby incorporated by reference herein.

Item 8.  Exhibits.

          4       Community  Bankshares, Inc. Amended 1997 Stock Option Plan

          5       Opinion of Haynsworth Sinkler Boyd, P.A.

         23.1     Consent of J. W. Hunt and Company, L.L.P.

         23.2     Consent of Haynsworth  Sinkler Boyd, P.A. (included in Exhibit
                  5).

         24       Power of Attorney (on signature page)

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina on July 26, 2004.

                               Community Bankshares, Inc

                                    s/E. J. Ayers, Jr.
                               By:----------------------------------------------
                                    E. J. Ayers, Jr.
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on July 26, 2004.

                                    s/William W. Traynham
                               By:----------------------------------------------
                                    William W. Traynham
                                    President and Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. J. Ayers, Jr., and William W. Traynham, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2004.

s/E. J. Ayers, Jr.
--------------------------------
E. J. Ayers, Jr.                                      Chief Executive Officer,
                                                      Chairman of the Board of
s/Keith W. Buckhouse                                  Directors
--------------------------------
Keith W. Buckhouse                                    Director

s/Alvis J. Bynum
--------------------------------
Alvis J. Bynum                                        Director

s/Martha Rose C. Carson
--------------------------------
Martha Rose C. Carson                                 Director

s/Anna O. Dantzler
--------------------------------
Anna O. Dantzler                                      Director

s/A. Wade Douroux
--------------------------------
A. Wade Douroux                                       Director

s/Thomas B. Edmunds
--------------------------------
Thomas B. Edmunds                                     Director

s/J. M. Guthrie
--------------------------------
J. M. Guthrie                                         Director

s/William A. Harwell
--------------------------------
William A. Harwell                                    Director

s/Richard L. Havekost
--------------------------------
Richard L. Havekost                                   Director


--------------------------------
Phil P. Leventis                                      Director

s/J. V. Nicholson, Jr
--------------------------------
J. V. Nicholson, Jr.                                  Director

s/Robert B. Smith
--------------------------------
Robert B. Smith                                       Director

s/Samuel F. Reid, Jr.
--------------------------------
Samuel F. Reid, Jr.                                   Director
s/William W. Traynham
--------------------------------
William W. Traynham                                   President, Chief Financial
                                                      Officer, Director

s/J. Otto Warren, Jr
--------------------------------
J. Otto Warren, Jr.                                   Director


--------------------------------
Wm. Reynolds Williams                                 Director

s/Michael A. Wolfe
--------------------------------
Michael A. Wolfe                                      Director

                                  EXHIBIT INDEX

EXHIBIT

4        Community  Bankshares,  Inc. Amended  1997 Stock  Option Plan

5        Opinion of Haynsworth Sinkler Boyd, P.A.

23.1     Consent of J. W. Hunt and Company, L.L.P.

23.2     Consent of Haynsworth Sinkler Boyd, P.A.
           (included in Exhibit 5)

24       Power of Attorney (on signature page)